Exhibit 99.1

Disclaimers Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including for the fourth quarter and the year ending December 31, 2026; anticipated future expenses and investments; expectations relating to certain of our key financial and operating metrics; our business strategy and plans; expectations relating to legal and regulatory proceedings; expectations relating to our industry, the regulatory environment, market conditions, trends and growth; expectations relating to customer behaviors and preferences; our market position; potential market opportunities; and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among others: our ability to successfully execute our business and growth strategy and generate future profitability; market acceptance of our products and services; our ability to further penetrate our existing customer base and expand our customer base; our ability to develop new products and services; our ability to expand internationally; failure to obtain applicable regulatory approvals and satisfy other closing conditions in a timely manner or otherwise for any acquisition we make; the success of any acquisitions or investments that we make; the effects of increased competition in our markets; our ability to stay in compliance with applicable laws and regulations; stock price fluctuations; market conditions across the onchain economy, including crypto asset price volatility; the growth and regulatory treatment of our derivatives trading and prediction markets offerings; and general market, political, and economic conditions, including interest rate fluctuations, inflation, changes in tariffs and trade restrictions, instability in the global banking system, economic downturns, and other global events, including regional wars and conflicts and government shutdowns. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is, or will be, included in our filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 12, 2026 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed with the SEC on October 29, 2026. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. Key Metrics and Other Information This presentation includes certain of our key metrics that our management uses to help evaluate our business, measure our performance, identify trends affecting our business, and make strategic decisions. Our key metrics are Monthly Transacting Users, Assets on Platform, Net Revenue, Net Income (Loss) and Adjusted EBITDA. Definitions of our key metrics can be found in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed with the SEC on October 29, 2026. See “Non-GAAP Financial Measures” below for more information on Adjusted EBITDA, a non-GAAP financial measure. This presentation may contain metrics, data, estimates, and forecasts that are based on industry publications, third-party websites, or other publicly-available information, as well as other information based on our internal sources and calculations. This information involves many assumptions and limitations, including inherent challenges in measurement as our business and the markets in which we operate evolve. We have not independently verified the accuracy or completeness of the data contained in industry publications, third-party websites, and other publicly-available information. Accordingly, we make no representations as to the accuracy or completeness of that data nor do we undertake to update such data after the date of this presentation. Non-GAAP Financial Measures This presentation includes financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Our non-GAAP financial measures include Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Expenses. Definitions, explanations, and reconciliations to the most comparable GAAP financial measures can be found in the appendix to this presentation (“Appendix”). 2

Slide 1 Our mission is to increase economic freedom in the world

Q3'26 EARNINGS

Crypto is updating all aspects of the financial system; Agentic Finance is an accelerant

Trading

Total Market Crypto Trading Volume[1] has grown 41x over the past ~7 years

$11T

Total Market Crypto Trading Volume in Q3'26


2019
2020
2021
2022
2023
2024
2025
2026

Stablecoins

Stablecoin Market Cap[2] of $304B, expected to 10x to $3T by 2030[3]

$304B

Stablecoin Market Cap as of Q3'26


2019
2020
2021
2022
2023
2024
2025
2026

Tokenization

Tokenized RWA Supply of $39B, expected to reach $16T by 2030[4]

$39B

RWA Market Cap as of Q3'26[5]


2019
2020
2021
2022
2023
2024
2025
2026

Agentic Finance

Agents forecasted to process $3-5T of transactions by 2030[6]. Crypto is the native execution rail for the agent-led economy:

- Global
- Efficient
- Programmable
- Always on (24/7)

[1] Refer to Definitions in the appendix for Total Market Crypto Trading Volume. [2] Stablecoin Market Capitalization is the total U.S. dollar equivalent value market capitalization of substantially all stablecoins on the last day of the quarter based on data obtained from CoinDesk Data, CoinMarketCap, and CoinGecko. [3] Per remarks delivered by Treasury Secretary Scott Bessent on November 12, 2025. [4] Source: Boston Consulting Group and ADDX. [5] Source: rwa.xyz, reported as Distributed Asset Value which measures the total value of real-world assets tokenized onchain, excluding stablecoins. [6] Source: McKinsey.

4

Coinbase is uniquely positioned to capitalize on this transformation [1] Refer to Definitions in the Appendix for U.S. Crypto Spot Trading Volume Market Share, Average USDC Market Capitalization, Coinbase Crypto Trading Volume Market Share, and Average USDC Held in Coinbase Products. Trading volume measurements represent the U.S. dollar equivalent value of the product of the quantity of assets transacted and the trade price of the underlying asset at the time the transaction was executed. 1Most Trusted 80+ Licenses; global regulatory foundation #1 Platform for crypto stored globally 2Global Liquidity 10.7% Coinbase Crypto Trading Volume Market Share1 #1 U.S. Crypto Spot Trading Volume Market Share1 3Stablecoin Platform $22B Average USDC Held in Coinbase Products1 #1 Regulated stablecoin – Average USDC Market Cap of $73B in Q31 4Repeatable Innovation 49% Subscription & Services as % of total net revenue in Q3 82% Prediction markets revenue quarterly compound growth since launch 5 Q3’26 EARNINGS coinbase

Q3 2026 Highlights

Annualized prediction markets revenue in Q3[1] ↑ $200M+	Average USDC Held in Coinbase Products[2] ↑ 49% Y/Y	Coinbase Crypto Trading Volume Market Share[2] ↑ 10.7% *vs. 5.6% in Q3'25*
Assets on Platform[2] % of Total Crypto Market Capitalization[2] ↑ 12.5% *Flat Y/Y, maintaining peak level*	Average Daily Loan Book Balance[2] ↑ 74% Y/Y	Paid Coinbase One Subscribers[2] ↑ 24% Y/Y

[1] Measured based on when the product generated $200 million in quarterly annualized net revenue for the most recent qualifying quarter. [2] Refer to Definitions in the Appendix for Average USDC Held in Coinbase Products, Average Daily Loan Book Balance, Coinbase Crypto Trading Volume Market Share, Assets on Platform, Total Crypto Market Capitalization, AOP as a % of Total Crypto Market Capitalization, and Paid Coinbase One Subscribers. Trading volume measurements represent the U.S. dollar equivalent value of the product of the quantity of assets transacted and the trade price of the underlying asset at the time the transaction was executed.

[1] Refer to Definitions in the Appendix for Coinbase Crypto Trading Volume Market Share. Trading volume measurements represent the U.S. dollar equivalent value of the product of the quantity of assets transacted and the trade price of the underlying asset at the time the transaction was executed. Coinbase Crypto Trading Volume Market Share relies in part on third-party data and a proprietary competitor set, which may be refined over time. Figures are presented rounded; trend commentary may reflect unrounded data. Previously reported figures may not be revised if the change is immaterial, in accordance with applicable policies. Coinbase Crypto Trading Volume Market Share1 Continued to grow Crypto Trading Volume Market Share 7 • Fourth consecutive quarter of growth in Crypto Trading Volume Market Share, driven by gains in both spot & derivatives • Spot share gains driven by stablecoin demand globally • Derivatives share growth driven by momentum across our products • INTX/Deribit integration completed in October; some near-term volatility in volumes expected as participants adjust to combined platform 1.8% 2.0% 2.8% 2.2% 2.6% 4.9% 6.3% 7.1% 5.6% 8.4% 9.1% 10.3% 10.7% Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3’26 Q3’26 EARNINGS Note: This definition and the figures above have been adjusted to capture the impact of Stablecoin Conversion activity on our platform during the period of measurement.

• Returned to peak levels of AOP market share & expanded lead as the largest platform for crypto stored globally • Q3 inflows to ETFs we custody; offset nearly all outflows since last year • Continued trend of strong native unit growth across customer base • Benefits from asset mix as blue chips like BTC & ETH had stronger performance than market in Q3 [1] Refer to Definitions in the Appendix for Assets on Platform, Total Crypto Market Capitalization, and AOP as a % of Total Crypto Market Capitalization. Coinbase stores the most crypto in the world; return to peak AOP market share Assets on Platform1 and % of Total Crypto Market Capitalization1 8 10.2% 11.2% 12.1% 11.0% 11.2% 12.0% 11.9% 12.3% 12.5% 12.0% 12.0% 11.2% 12.5% $114 $191 $323 $261 $264 $404 $328 $425 $516 $376 $294 $246 $377 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3’26 Assets on Platform ($B) % of Total Crypto Market Cap1 Q3’26 EARNINGS

$26 $25 $28 $33 $35 $38 $54 $61 $68 $76 $75 $77 $73 $3 $3 $4 $6 $7 $8 $12 $14 $15 $18 $19 $20 $22 Average USDC Held in Coinbase Products ($B) Average Off-Platform USDC Balances ($B) Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3’26 ~3x USDC Circulation ~9x USDC Held in Coinbase Products Leading stablecoin platform, with ~30% of Average USDC Held in Coinbase Products Note: Figures presented may not calculate precisely due to rounding. [1] Refer to Definitions in the Appendix for Average USDC Held in Coinbase Products and Average USDC Market Capitalization. Average USDC Held in Coinbase Products1 and Average USDC Market Capitalization1 9 • New ATH of $22B Average USDC Held in Coinbase Products in Q3, or ~30% of average USDC Market Cap • Reflects full quarter impact of Hyperliquid USDC balance, which arrived in June • Over the past year, we have captured ~50% of all USDC economics; onchain partnerships and deeper product integration driving greater USDC adoption Q3’26 EARNINGS

2026 Priorities Everything Exchange Stablecoins & Payments Onchain 1 32 Enable money to move globally at the speed of the internet. Trade every asset class in one place: crypto, equities, prediction markets, commodities, and FX with deep liquidity and capital efficiency. Update the financial system by bringing trading, payments, and agents onchain. 10 Q3’26 EARNINGS

Q3'26 EARNINGS

1 Derivatives outpaced the market, continued volume market share gains

Crypto Derivatives Trading Volume[1] TTM ($B)



Crypto Derivatives Trading Volume (TTM)
Crypto Derivatives Trading Volume Market Share[1] (TTM)
$311
$851
$1,570
$2,520
$3,241
$3,996
$4,224
$4,221
$4,341
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

- **Building broadest suite of regulated derivatives globally**
  - Derivatives volume continues to outpace the market
    - 179% compound annual growth last 2 years
  - Leading open interest in global options; ATH open interest in the U.S.
  - 4th consecutive quarter of derivatives trading volume market share gains

- **What's Next**:
  - INTX/Deribit integration completed in October, creating the only unified, regulated, global exchange for U.S. and ex-U.S. customers
  - Some near-term volatility expected as participants adjust
  - Coinbase Pro relaunch in Q4 - spot, futures, perpetuals, options, and equities in a unified portfolio for more buying power and a modular, advanced trading platform

[1] Refer to Definitions in the Appendix for Crypto Derivatives Trading Volume and Crypto Derivatives Trading Volume Market Share.

11

Prediction markets grew to over $200M in annualized revenue1 12 Q3’26 EARNINGS • One of our fastest growing products by revenue in history ◦ Diversified contract mix with non-sports categories showing strong growth through seasonally slower sports months ◦ Recurring contracts (e.g., crypto volatility) driving durable engagement between major events • Expanding user base and growing platform engagement ◦ Daily traders up 60%+ Q/Q2 ◦ Incrementality: users who trade predictions are driving incremental spot volume • What’s Next: ◦ Broaden Engagement: event hubs (e.g., midterms), CB1 integration, and a new prosumer product ◦ Improving Economics: building toward USDC-native, in- house clearing and end-to-end infrastructure 1 Q1'26 Q2'26 Q3'26 Prediction Markets Revenue 82% Quarterly Compound Growth [1] Measured based on when the product generated $200 million in quarterly annualized net revenue for the most recent qualifying quarter. [2] Measured as daily users that executed a predictions markets trade, averaged over the period of measurement.

Q3'26 EARNINGS

1 CB1 Subscribers are our most valuable users... and reached a new all-time high in Q3

Paid Coinbase One Subscribers[1] have:

3.5x
Higher ARPU[2]

4.2x
Higher Balances per User[3]

50%+
Higher LT Trading Retention[4]

Membership benefits	Basic $4.99/mo • $49.99/yr	Preferred $29.99/mo • $299.99/yr	Premium $299.99/mo • $2,999.99/yr
Zero trading fees[5]	$500/mo	$10K/mo	Unlimited
Staking rewards boost	5% more	10% more	15% more
Account protection[6]	$1K coverage	$10K coverage	$250K coverage
USDC benefits	3.75% APY rewards on USDC and up to 7%+ when lending USDC[7]		
Coinbase One Card	Up to 4% BTC back, 5% back on travel[8]		
Additional benefits	1% back on mortgages, free wire transfers, priority support/concierge, and more		

[1] Refer to Definitions in the Appendix for Paid Coinbase One Subscribers. [2] Measured as revenue generated across trading, staking, instant transfer, Borrow/Lend products, and subscriptions on a per user basis for Paid Coinbase One Subscribers relative to non-subscriber retail users during the period of measurement. Non-subscriber retail users are consumers that generated revenue during the period of measurement. [3] Measured as the value of the balance in a consumer account at the end of the period on a per user basis for Paid Coinbase One Subscribers relative to non-subscriber consumers. Non-subscriber consumers are consumers that have non-zero account balances as of the date of measurement. [4] Measured as long-term trading retention of Paid Coinbase One Subscribers relative to non-subscriber retail trading users. Non-subscriber retail trading users are consumers that are not subscribed to Coinbase One and completed a trade during the period of measurement. Long-term trading retention is measured as the average quarterly trading retention of users over a two-year lookback period. Trading retention is measured as the percent of users completing at least one trade during the period of measurement. [5] Spot crypto trades only. Coinbase Advanced and DEX fees excluded. A spread applies. [6] Limited warranty against unauthorized crypto transfers. [7] Rewards rates and lending rates are subject to change. [8] Rewards rates are tiered at 2%, 3%, and 4%, based on your assets on Coinbase. Note: Some membership benefits are not available in all regions and are not available to all users.

13

[1] Coinbase Developer Platform Total Payments Volume refers to the U.S. dollar equivalent value of completed payment transactions processed through Coinbase Developer Platform payment products during the period of measurement. Coinbase Developer Platform TPV includes volume from payment acceptance, payments APIs, manual custody transfers, payment orchestration, consumer-facing payment flows, third-party activity via authorized OAuth integrations, and fiat-crypto or fiat-stablecoin funding transactions. x402 micropayment protocol volume is not included in this figure. Scaling stablecoin payments on Coinbase infrastructure Coinbase Developer Platform TPV1 14 2 Q3’26 EARNINGS Oct- 25 Nov- 25 Dec- 25 Jan- 26 Feb- 26 Mar- 26 Apr- 26 May- 26 Jun- 26 Jul-26 Aug- 26 Sep- 26 Powering businesses with full stack stablecoin solutions Q4’25 Q1’26 Q2’26 Q3’26 160% Quarterly Compound Growth

Q3'26 EARNINGS

3 Base is a leading infrastructure for onchain trading, payments, and financing

Base is a leader across trading and onchain capital markets

#1

L2 for spot crypto trading in Q3[1]

#1

L2 in DeFi Total Value Locked as of Q3[2]

Coinbase Average Borrow/Lend Balances[3] ($M)



$1B+ Y/Y growth
$610
$1,230
$1,330
$1,491
$1,866
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

Coinbase Tokenized Stock Volume[4]



$1B+ volume on Base since launch
08/19
08/26
09/02
09/09
09/16
09/23
09/30

[1] Spot crypto trading refers to the total U.S. dollar equivalent value of crypto and stablecoin pair spot trading settled on decentralized exchanges on major L2 blockchain networks. This figure excludes tokenized equities volume. Source: DefiLlama and Allium. [2] DeFi total value locked ("TVL") refers to the total U.S. dollar equivalent value of assets held in smart contracts of all protocols on major L2 blockchain networks as of the date of measurement. Source: DefiLlama. [3] Refer to Definitions in the Appendix for Average Borrow/Lend Balances. [4] Coinbase Tokenized Stock Volume refers to the total U.S. dollar equivalent value of trading volume in tokenized equities for which Coinbase is the tokenizer, settled on the Base blockchain network. Source: Token Terminal.

15

The future of finance is onchain, and Coinbase is best positioned to power it The onchain economy has reached escape velocity Coinbase's full stack platform is powering it The next frontier is agentic and on Coinbase 1 32 16 Q3’26 EARNINGS

Total revenue $1.2B Transaction revenue $590M Adjusted EBITDA1 $333M Cash & cash equivalents $8.6B Subscription & services revenue $570M [1] Adjusted EBITDA is a non-GAAP financial measure. See Appendix for definition and reconciliation. Net income $719M Q3 Summary Financial Results Q3’26 EARNINGS

Q3 Report Card The business is healthy Continued Gains in Crypto Market Share Grew Coinbase Crypto Trading Volume Market Share4 for 4th consecutive quarter, gaining share in both Spot and Derivatives Prediction Markets are Scaling Rapidly $200M+ annualized revenue1; 82% quarterly compound growth2 Diversification through Subscription & Services S&S grew +3% Q/Q to 49% of net revenue Managing Expenses Adjusted Expenses3 lower than Q3 outlook Macro headwinds have begun to shift Q3 Showed Soft Crypto Market Conditions... Total Market Crypto Spot Trading Volume⁴ and Total Market Crypto Derivatives Trading Volume⁴ declined 6% and 11% Q/Q, respectively ...and Low Average Volatility... Crypto Asset Volatility4 declined 15% Q/Q and reached new multi- year lows suppressing trading activity ...but Prices Rebounded in September Total Crypto Market Capitalization4 was up 37% Q/Q 18 Q3’26 EARNINGS [1] Measured based on when the product generated $200 million in quarterly annualized net revenue for the most recent qualifying quarter. [2] Since launch. [3] Adjusted Expenses is a non-GAAP financial measure. See Appendix for definition and reconciliation. [4] Refer to Definitions in the Appendix for Coinbase Crypto Trading Volume Market Share, Total Market Crypto Spot Trading Volume, Total Market Crypto Derivatives Trading Volume, Crypto Asset Volatility, and Total Crypto Market Capitalization.

Q3 results reflect continued expense discipline in the face of macro headwinds Metric Q3 Outlook (July 2026) Q3 Actuals Subscription & Services Revenue Transaction Expenses Adjusted Expenses1 Stock-based Compensation $500-$580 million Mid-teens as a % of net revenue ~$245 million $980-$1,080 million $570 million 16.8% $233 million $975 million 19 Q3’26 EARNINGS [1] Adjusted Expenses is a non-GAAP financial measure. See Appendix for definition and reconciliation.

$674 $954 $1,638 $1,450 $1,205 $2,272 $2,034 $1,497 $1,869 $1,781 $1,413 $1,220 $1,216 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2’26 Q3’26 Total Revenue 20 TTM Total Revenue Total Revenue ($M) Q3’26 EARNINGS Total revenue of $1.2B stable Q/Q as market sentiment began to shift [1] Refer to Definitions in the Appendix for Total Market Crypto Trading Volume, Average Crypto Market Capitalization, and Crypto Asset Volatility. • $1.2B total revenue was flat Q/Q against a backdrop of a decline in Total Market Crypto Trading Volume1 (-10% Q/Q) and flat Average Crypto Market Capitalization1 • Transaction revenue declined 1% Q/Q as Crypto Asset Volatility1 reached multi-year lows • Subscription & services represented 49% of net revenue, providing diversification and support independent of transaction revenue

Prediction market growth cushioned transaction revenue amid multi-period lows in crypto volatility Transaction Revenue 21 • Consumer transaction revenue of $450M (~flat Q/ Q) driven by 9% and 6% declines in Consumer Crypto Spot Trading Volume1 and Crypto Derivatives Trading Volume1, respectively, cushioned by continued growth in prediction markets • Institutional transaction revenue of $92M (-8% Q/Q) roughly in line with market declines • Other transaction revenue was $48M (+2% Q/Q) $289 $529 $1,077 $781 $573 $1,556 $1,262 $764 $1,046 $983 $756 $599 $590 $247 $469 $935 $665 $483 $1,347 $1,096 $650 $844 $734 $567 $452 $450 $85 $64 $55 $141 $99 $61 $135 $185 $136 $100 $92 $56 $53 $34 $68 $68 $54 $68 $64 $53 $47 $48 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2’26 Q3’26 Average Crypto Market Capitalization1 Other Transaction Revenue ($M) Institutional Transaction Revenue ($M) Consumer Transaction Revenue ($M) Q3’26 EARNINGS [1] Refer to Definitions in the Appendix for Average Crypto Market Capitalization, Crypto Spot Trading Volume, and Crypto Derivatives Trading Volume.

Q3'26 EARNINGS

Subscription and services revenue reached 49% of net revenue, demonstrating continued diversification

Subscription and Services Revenue


Blockchain Rewards ($M)
Stablecoin Revenue ($M)
Other Subscription & Services ($M)
Interest and Finance Fee Income ($M)
% of Net Revenue
53%
41%
32%
43%
49%
29%
35%
45%
41%
41%
44%
48%
49%
$327
$45
$43
$74
$165
$364
$60
$49
$95
$161
$499
$96
$67
$151
$186
$585
$104
$69
$185
$227
$542
$90
$64
$155
$233
$627
$135
$66
$215
$212
$675
$141
$63
$197
$274
$632
$119
$59
$145
$309
$717
$143
$65
$185
$325
$694
$152
$60
$152
$331
$584
$109
$68
$101
$305
$555
$114
$66
$83
$292
$570
$109
$69
$86
$307
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

- Stablecoin revenue of $307M (+5% Q/Q) driven by new ATH in Average USDC Held in Coinbase Products[1] and higher interest rates, partially offset by off-platform balances
- Blockchain rewards of $86M (+3% Q/Q) from price effects and growth in native units staked
- Interest & finance fee income of $69M (+4% Q/Q) reflecting ATH in Average Daily Loan Book Balance[1]
- Other S&S of $109M (-4% Q/Q) as ATH Paid CB1 Subscribers[1] partially offset declines in milestone-based partnership & other revenue

[1] Refer to Definitions in the Appendix for Average Daily Loan Book Balance, Average USDC Held in Coinbase Products, and Paid Coinbase One Subscribers.

22

Q3'26 EARNINGS

Demonstrating cost discipline while investing strategically and driving productivity with AI

Adjusted Expenses[1]


Sales & Marketing ($M)
General & Administrative ($M)
Technology & Development ($M)
Intangible Amortization ($M)
$640
$78
$253
$323
$(13)
Q3'23
$735
$106
$314
$323
$(9)
Q4'23
$737
$99
$287
$358
$(7)
Q1'24
$841
$165
$320
$364
$(9)
Q2'24
$867
$165
$330
$377
$(6)
Q3'24
$952
$226
$363
$369
$(5)
Q4'24
$992
$247
$394
$355
$(5)
Q1'25
$972
$236
$354
$387
$(5)
Q2'25
$1,088
$260
$418
$431
$(21)
Q3'25
$1,229
$315
$453
$497
$(36)
Q4'25
$1,133
$267
$376
$526
$(36)
Q1'26
$1,035
$240
$357
$473
$(35)
Q2'26
$975
$243
$319
$447
$(34)
Q3'26
15% 14% 14% 14% 15% 15% 16% 18% 14% 13% 15% 16% 17%
Transaction Expense as % of Net Revenue
3,427 3,416 3,416 3,486 3,672 3,772 3,959 4,279 4,795 4,951 4,988 4,321 4,204
FTEs

- T&D of $447M (-5% Q/Q) primarily driven by a full quarter benefit of the May 2026 cost reductions
- G&A of $319M (-11% Q/Q) primarily driven by lower professional services spend
- S&M of $243M (+1% Q/Q) due to higher USDC rewards, partially offset by lower media and event spend
- Transaction expense at 17% of net revenue (+32 bps Q/Q) driven by exchange fees associated with prediction markets growth

[1] Adjusted Expenses is a non-GAAP financial measure. See Appendix for definition and reconciliation.

23

Net Income (Loss) 15th consecutive quarter of positive Adjusted EBITDA across market cycles Net Income (Loss), Adjusted Net Income (Loss) & Adjusted EBITDA1 [1] Adjusted Net Income (Loss) and Adjusted EBITDA are non-GAAP financial measures. See Appendix for definition and reconciliation. 24 $1,014 $596 $449 $1,289 $930 $512 $801 $566 $303 $208 $333 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2’26 Q3’26 Adjusted Net Income (Loss) ($M) Adjusted EBITDA ($M) Q3’26 EARNINGS $680 $294 $168 $931 $524 $33 $421 $178 $(46) $(105) $78 Q1'24 Q2' 4 Q3'24 Q4'24 Q1'25 ' ' 1' Q2’26 Q3’26 • 60% Q/Q growth in Adjusted EBITDA to $333M, 15th consecutive positive quarter across all market conditions • Maintain our commitment to generate positive Adjusted EBITDA in all market conditions $1,176 $36 $75 $1,291 $66 $1,429 $433 $(667) $(394) $(359) $719

$1.6 $1.9 $1.7 $3.8 $4.1 $2.9 $2.7 $2.5 $3.3 $1.3 $1.6 $1.3 $1.8 $2.6 $2.0 $1.6 $1.5 $2.2 $0.4 $0.4 $0.4 $1.9 $0.4 $0.6 $0.8 $0.8 $0.9 $1.1 $0.3 $0.2 $0.2 $0.2 Crypto Assets Held for Investment ($B) Strategic Investments ($B) Marketable Investments ($B) Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2’26 Q3’26 $11B in available resources – fortress balance sheet with $2.4B in crypto and marketable investments ~3x+ Strategic and Marketable Investments +92% BTC and +28% ETH Units Held TOTAL: $8,604M Money market funds and short-duration U.S. Treasuries $3,654M Payment stablecoins $2,415M Cash held at banks $2,446M Cash held at venues $89M Cash & Cash Equivalents Crypto Investment Portfolio, Marketable Investments & Strategic Investments1 Note: Figures presented may not add precisely due to rounding. [1] Strategic Investments are not 100% liquid investments. 25 Q3’26 EARNINGS

Managing dilution opportunistically, $2B in remaining capacity Ending Shares Outstanding (M) $2.0B+ Returned to shareholders 10.2M Class A shares repurchased $2.0B Remaining authorization 85%+ of SBC issuance offset since Q4’24 ~50% of buyback capacity remains as of Q3’26 26 239 242 245 248 250 254 255 256 269 268 263 264 265 M&A Related Issuance Stock-Based Compensation Related Issuance Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2’26 Q3’26 Q3’26 EARNINGS

Q3'26 EARNINGS

Financial Outlook

Metric	Q4'26 Outlook	Q4 Drivers
Transaction Revenue	**~$165 million QTD** Through October 25	Caution extrapolating results
S&S Revenue	**$550-$630 million**	(+) Higher average interest rates (+) QTD average crypto asset prices
Transaction Expenses	**Mid-teens** as a % of net revenue	Consistent vs. Q3 (+/-) Revenue mix
Adjusted Expenses[1]	**$1,007-$1,157 million**	(+) Marketing expenses driven by USDC rewards and performance marketing efforts (+) Professional services (G&A)
Stock-based Compensation	**~$240 million**	Broadly flat vs. Q3

[1] Adjusted Expenses: Technology & Development, General & Administrative and Sales & Marketing Expenses excluding amortization of intangible assets. Adjusted Expenses is a non-GAAP financial measure. We expect amortization of intangible assets of $36 million to $46 million for Q4'26, implying GAAP Technology & Development, General & Administrative and Sales & Marketing expenses of $1,043 million to $1,203 million for Q4'26.

27

$4,282 2025 Initial 2026 Outlook 2026 Outlook as of Q2’26 Current 2026 Outlook We are reducing and narrowing our 2026 Adjusted Expenses guidance range again Adjusted Expenses ($M)1 [1] Adjusted Expenses: Technology & Development, General & Administrative and Sales & Marketing Expenses excluding amortization of intangible assets. Adjusted Expenses is a non-GAAP financial measure. [2] When setting our initial 2026 Outlook, we expected amortization of intangible assets of $140 million to $150 million for FY'26, implying GAAP Technology & Development, General & Administrative and Sales & Marketing expenses of $4,390 million to $4,750 million for FY'26. [3] When setting our 2026 Outlook in Q2’26, we expected amortization of intangible assets of $140 million to $150 million for FY'26, implying GAAP Technology & Development, General & Administrative and Sales & Marketing expenses of $4,340 million to $4,600 million for FY'26. [4] We expect amortization of intangible assets of $140 million to $150 million for FY'26, implying GAAP Technology & Development, General & Administrative and Sales & Marketing expenses of $4,290 million to $4,450 million for FY'26. $4,200-$4,4503 At midpoint 28 Q3’26 EARNINGS At midpoint $4,250-$4,6002 -1% $4,150-$4,3004 -$100M At midpoint -$100M

Appendix

Financial Summary ($ in millions) Q3’25 Q4’25 Q1’26 Q2’26 Q3’26 Q/Q Y/Y Transaction, net 1,046.3 982.7 755.8 599.2 590.2 (1)% (44)% Subscription and services 716.6 694.5 583.5 555.1 570.2 3% (20)% Corporate interest and other income 105.8 104.0 73.6 65.8 55.1 (16)% (48)% Total revenue 1,868.7 1,781.1 1,413.0 1,220.1 1,215.6 —% (35)% Total operating expenses 1,388.2 1,507.4 1,434.4 1,333.6 1,153.9 (13)% (17)% T&D + G&A + S&M expenses 1,109.3 1,265.3 1,168.5 1,069.6 1,008.8 (6)% (9)% Adjusted Expenses1 1,088.5 1,229.4 1,132.9 1,034.8 975.0 (6)% (10)% Net income (loss) 432.6 (666.7) (394.1) (359.5) 718.7 (300)% 66% Adjusted Net Income (Loss)1 420.7 178.0 (45.6) (104.9) 77.7 (174)% (82)% Adjusted EBITDA1 800.7 565.9 303.3 207.8 332.9 60% (58)% Note: Amounts may not add as presented due to rounding. [1] Adjusted Expenses, Adjusted Net Income (Loss), and Adjusted EBITDA are non-GAAP financial measures. See this Appendix for definitions and reconciliations. 30 Q3’26 EARNINGS

Q3'26 EARNINGS

Income Statement

(Unaudited) ($ in millions, except per share amounts)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26	Q/Q	Y/Y
Net revenue	1,762.9	1,677.1	1,339.3	1,154.3	1,160.5	1%	(34)%
Other revenue	105.8	104.0	73.6	65.8	55.1	(16)%	(48)%
Total revenue	1,868.7	1,781.1	1,413.0	1,220.1	1,215.6	—%	(35)%
Transaction expense	253.3	218.6	195.9	189.8	194.5	2%	(23)%
Technology and development	430.6	497.3	525.6	472.8	447.4	(5)%	4%
Sales and marketing	260.3	314.8	266.7	239.8	242.6	1%	(7)%
General and administrative	418.4	453.1	376.1	356.9	318.9	(11)%	(24)%
(Gains) losses on crypto assets held for operations	(35.7)	30.8	35.2	31.7	(26.1)	(182)%	(27)%
Restructuring	—	—	—	52.4	(4.6)	(109)%	(100)%
Other operating expense (income), net	61.3	(7.3)	34.9	(10.0)	(18.7)	87%	(130)%
Total operating expenses	1,388.2	1,507.4	1,434.4	1,333.6	1,153.9	(13)%	(17)%
Operating income (loss)	**480.5**	**273.8**	**(21.4)**	**(113.5)**	**61.7**	**(154)%**	**(87)%**
Interest expense	21.8	22.6	22.6	22.5	19.5	(13)%	(10)%
(Gains) losses on crypto assets held for investment	(423.9)	718.2	482.4	209.5	(715.0)	(441)%	69%
Other expense (income), net	380.5	419.3	(61.6)	49.9	(66.7)	(234)%	(118)%
Provision for (benefit from) income taxes	69.6	(219.6)	(70.6)	(35.9)	105.2	(393)%	51%
Net income (loss)	**432.6**	**(666.7)**	**(394.1)**	**(359.5)**	**718.7**	**(300)%**	**66%**
Net income (loss) per share - Basic	1.65	(2.49)	(1.49)	(1.36)	2.72	(300)%	66%
Net income (loss) per share - Diluted	1.50	(2.49)	(1.49)	(1.36)	2.51	(284)%	67%

Note: Amounts may not add as presented due to rounding.

31

Q3'26 EARNINGS

Reconciliation of Adjusted EBITDA

($ in millions)	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Net (loss) income	**(2.3)**	**273.4**	**1,176.2**	**36.2**	**75.5**	**1,291.2**	**65.6**	**1,428.9**	**432.6**	**(666.7)**	**(394.1)**	**(359.5)**	**718.7**
Adjusted to exclude the following:													
Provision for (benefit from) income taxes	36.9	(140.6)	261.2	(96.4)	(6.9)	205.7	16.8	394.9	69.6	(219.6)	(70.6)	(35.9)	105.2
Interest expense	20.8	18.7	19.1	20.5	20.5	20.5	20.5	20.5	21.8	22.6	22.6	22.5	19.5
Depreciation and amortization	32.0	29.5	29.3	34.5	30.7	33.0	33.3	33.9	50.1	71.1	68.0	64.4	61.2
Stock-based compensation expense	218.2	163.9	224.5	217.9	248.4	222.0	190.7	196.2	222.1	230.5	248.1	238.3	233.0
(Gains) losses on crypto assets held for investment, net	—	—	(650.4)	319.0	120.5	(476.2)	596.7	(362.1)	(423.9)	718.2	482.4	209.5	(715.0)
Data Theft Incident losses (recoveries), net[1]	—	—	—	—	—	—	—	306.7	48.0	(9.5)	8.6	(33.9)	(18.4)
Restructuring	(0.9)	—	—	—	—	—	—	—	—	—	—	52.4	(4.6)
Impairment on crypto assets still held, net (pre-adoption of ASU 2023-08)	8.9	—	—	—	—	—	—	—	—	—	—	—	—
Non-recurring accrued legal contingencies, settlements, and related costs	—	15.0	—	—	—	—	—	—	—	—	—	—	—
Other (income) expense, net[2]	(135.3)	(36.0)	(45.6)	63.8	(40.1)	(7.2)	6.2	(1,506.9)	380.5	419.3	(61.6)	49.9	(66.7)
Adjusted EBITDA[3]	**178.3**	**324.0**	**1,014.3**	**595.6**	**448.6**	**1,289.0**	**929.9**	**512.1**	**800.7**	**565.9**	**303.3**	**207.8**	**332.9**
Technology and development	130.8	99.5	139.8	133.6	155.4	135.9	108.1	117.2	127.3	145.7	160.6	152.9	147.7
Sales and marketing	16.6	13.3	16.6	16.7	18.7	17.4	14.9	14.5	13.9	14.3	14.8	12.6	12.8
General and administrative	70.8	51.0	68.1	67.6	74.3	68.7	67.7	64.4	80.9	70.5	72.6	72.8	72.5
Total stock-based compensation expense	**218.2**	**163.9**	**224.5**	**217.9**	**248.4**	**222.0**	**190.7**	**196.2**	**222.1**	**230.5**	**248.1**	**238.3**	**233.0**

Note: Amounts may not add as presented due to rounding.
[1] Losses, net of recoveries, directly related to the data theft incident announced on the Current Report on Form 8-K we filed with the SEC on May 15, 2025 (the "Data Theft Incident"), including voluntary customer reimbursements, direct legal costs, and reward payments, if any, in connection with the threat actor's arrest and conviction.
[2] See Note 17. *Other Condensed Consolidated Statements of Operations Details* to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed with the SEC on October 29, 2026 for additional details.
[3] We calculate Adjusted EBITDA as net loss or income, adjusted to exclude provision for or benefit from income taxes, interest expense, depreciation and amortization expense, stock-based compensation expense, losses, net of recoveries, directly related to the Data Theft Incident, net gains or losses on our crypto assets held for investment, restructuring, impairment on crypto assets still held, net (pre-adoption of ASU 2023-08), non-recurring accrued legal contingencies, settlements, and related costs, and other income or expense, net, which represents net gains or losses on investments and other financial instruments, and other non-operating income and expense activity.

32

Reconciliation of Adjusted Net Income (Loss) ($ in millions) Q3’25 Q4’25 Q1’26 Q2’26 Q3’26 Net income (loss) 432.6 (666.7) (394.1) (359.5) 718.7 Adjusted to exclude the following: (Gains) losses on crypto assets held for investment, net (423.9) 718.2 482.4 209.5 (715.0) Losses (gains) on investments, net 400.3 394.7 (46.8) 58.2 (39.2) Tax effect of non-GAAP net income adjustments 11.8 (268.1) (87.0) (13.2) 113.3 Adjusted Net Income (Loss) 420.7 178.0 (45.6) (104.9) 77.7 33 Note: Amounts may not add as presented due to rounding. Q3’26 EARNINGS

Reconciliation of Adjusted Expenses ($ in millions) Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 Q3’25 Q4’25 Q1’26 Q2’26 Q3’26 Technology and development 322.8 323.1 357.9 364.3 377.4 368.7 355.4 387.3 430.6 497.3 525.6 472.8 447.4 Portion related to intangible amortization 7.3 2.8 2.2 4.8 1.7 1.7 1.7 2.0 9.3 15.7 15.8 15.4 14.3 Sales and marketing 78.2 106.3 98.6 165.3 164.8 225.8 247.3 236.2 260.3 314.8 266.7 239.8 242.6 Portion related to intangible amortization — — — — — — — — 10.8 18.4 18.0 17.8 17.7 General and administrative 252.6 313.9 287.2 320.1 330.4 362.5 394.3 353.7 418.4 453.1 376.1 356.9 318.9 Portion related to intangible amortization 5.9 5.7 4.5 4.3 4.3 3.5 3.4 3.3 0.7 1.8 1.8 1.7 1.8 Subtotal 653.6 743.3 743.7 849.6 872.6 957.0 997.0 977.3 1,109.3 1,265.3 1,168.5 1,069.6 1,008.8 Less: Intangible amortization 13.2 8.5 6.7 9.1 6.0 5.3 5.1 5.3 20.8 35.9 35.6 34.8 33.8 Adjusted Expenses 640.4 734.8 737.0 840.5 866.6 951.8 991.9 972.0 1,088.5 1,229.4 1,132.9 1,034.8 975.0 34 Note: Amounts may not add as presented due to rounding. Q3’26 EARNINGS

Q3'26 EARNINGS

Supplemental Trading Volume Information

($ in billions)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Consumer	57.4	53.7	33.8	25.8	23.4
Institutional	236.9	207.8	158.7	120.6	111.1
Crypto Spot Trading Volume[1]	**294.3**	**261.5**	**192.5**	**146.4**	**134.5**
Crypto Derivatives Trading Volume[1]	843.8	1,318.5	1,032.1	1,027.0	963.0
Other Derivatives Trading Volume[1]	2.0	13.4	53.9	33.6	22.9
Derivatives Trading Volume[1]	**845.8**	**1,331.9**	**1,086.0**	**1,060.6**	**985.9**
Stablecoin Trading Volume[1]	11.0	9.7	9.8	7.5	14.4
Stablecoin Conversions (Mint/Burn)[1]	98.0	82.0	83.1	85.2	79.1
Stablecoin Volume[1]	**108.9**	**91.7**	**92.9**	**92.7**	**93.5**
Coinbase Total Trading Volume[1]	**1,249.1**	**1,685.1**	**1,371.4**	**1,299.7**	**1,213.8**

[1] Refer to Definitions in this Appendix for Crypto Spot Trading Volume, Crypto Derivatives Trading Volume, Other Derivatives Trading Volume, Derivatives Trading Volume, Stablecoin Trading Volume, Stablecoin Conversions, Stablecoin Volume, and Coinbase Total Trading Volume. Trading volume measurements represent the U.S. dollar equivalent value of the product of the quantity of assets transacted and the trade price of the underlying asset at the time the transaction was executed.
Note: Our previously disclosed trading volume metric is equivalent to our Crypto Spot Trading Volume plus Stablecoin Trading Volume.
Note: Coinbase Total Crypto Trading Volume used to calculate Coinbase Crypto Trading Volume Market Share is equivalent to Coinbase Total Trading Volume excluding Other Derivatives Trading Volume.
Note: Amounts may not add as presented due to rounding.

35

USDC Balances & Revenue Average USDC Market Capitalization1 ($ in billions) Stablecoin Revenue & Revenue on Corporate Balances ($ in millions) Q3’25 Q4’25 Q1’26 Q2’26 Q3’26 Q3’25 Q4’25 Q1’26 Q2’26 Q3’26 Average USDC Held in Coinbase Products1 15 18 19 20 22 159 172 161 174 202 Portion held in corporate balances 3 3 3 3 2 30 33 18 28 21 Off-platform USDC 53 58 56 57 51 196 192 163 146 126 Total 68 76 75 77 73 355 364 324 320 328 36 [1] Refer to Definitions in this Appendix for Average USDC Market Capitalization and Average USDC Held in Coinbase Products. Note: Amounts may not add as presented due to rounding. Q3’26 EARNINGS

Q3'26 EARNINGS

Condensed Consolidated Statements of Operations

($ In thousands, except per share data) (unaudited)

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Revenue:				
Net revenue	$ 1,160,462	$ 1,762,857	$ 3,654,111	$ 5,096,191
Other revenue	55,120	105,836	194,521	304,005
Total revenue	1,215,582	1,868,693	3,848,632	5,400,196
Operating expenses:				
Transaction expense	194,464	253,318	580,113	801,605
Technology and development	447,377	430,585	1,445,873	1,173,275
Sales and marketing	242,573	260,272	749,142	743,800
General and administrative	318,878	418,446	1,051,896	1,166,499
(Gains) losses on crypto assets held for operations, net	(26,106)	(35,740)	40,764	(10,077)
Restructuring	(4,619)	—	47,789	—
Other operating (income) expense, net	(18,654)	61,280	6,295	363,406
Total operating expenses	1,153,913	1,388,161	3,921,872	4,238,508
Operating income (loss)	61,669	480,532	(73,240)	1,161,688
Interest expense	19,523	21,774	64,608	62,820
Gains on crypto assets held for investment, net	(715,022)	(423,903)	(23,167)	(189,305)
Other (income) expense, net	(66,735)	380,518	(78,468)	(1,120,199)
Income (loss) before income taxes	823,903	502,143	(36,213)	2,408,372
Provision for (benefit from) income taxes	105,206	69,591	(1,325)	481,312
Net income (loss)	$ 718,697	$ 432,552	$ (34,888)	$ 1,927,060
Net income (loss) attributable to common shareholders:				
Basic	$ 718,697	$ 432,552	$ (34,888)	$ 1,927,060
Diluted	$ 721,534	$ 437,095	$ (34,888)	$ 1,938,812
Net income (loss) per share:				
Basic	$ 2.72	$ 1.65	$ (0.13)	$ 7.49
Diluted	$ 2.51	$ 1.50	$ (0.13)	$ 6.85
Weighted-average shares of common stock used to compute net income (loss) per share:				
Basic	263,788	262,831	263,962	257,332
Diluted	287,979	291,958	263,962	283,165

Note: Amounts may not add as presented due to rounding.

37

Q3'26 EARNINGS

Condensed Consolidated Balance Sheets

($ In thousands, except per share data) (unaudited)

	September 30, 2026	December 31, 2025
Assets		
Current assets:		
Cash and cash equivalents	$ 8,603,791	$ 11,285,452
Restricted cash and cash equivalents	89,158	334,318
Customer custodial funds	4,462,310	5,347,428
Crypto assets held for operations	53,059	120,831
Loan receivables	1,976,137	1,354,692
Crypto assets held as collateral	1,299,500	822,827
Crypto assets borrowed	389,657	318,849
Accounts receivable, net	270,175	307,119
Marketable investments	217,092	309,765
Other current assets	281,454	187,164
Total current assets	17,642,333	20,388,445
Crypto assets held for investment	2,224,811	1,998,871
Strategic investments	872,281	622,985
Deferred tax assets	584,202	570,819
Goodwill	4,130,149	4,168,967
Intangible assets, net	1,283,990	1,397,794
Other non-current assets	647,548	523,951
Total assets	$ 27,385,314	$ 29,671,832

	September 30, 2026	December 31, 2025
Liabilities and Shareholders' Equity		
Current liabilities:		
Customer custodial fund liabilities	$ 4,462,310	$ 5,347,428
Current portion of long-term debt	—	1,269,585
Short-term borrowings	748,778	452,105
Obligation to return collateral	1,311,240	826,883
Accrued expenses and other current liabilities	754,243	805,281
Total current liabilities	7,276,571	8,701,282
Long-term debt	5,947,844	5,937,034
Other non-current liabilities	220,718	240,458
Total liabilities	13,445,133	14,878,774
Commitments and contingencies		
Shareholders' equity:		
Preferred stock, $0.00001 par value; 500,000 shares authorized and zero shares issued and outstanding at each of September 30, 2026 and December 31, 2025	—	—
Class A and B common stock, $0.00001 par value; 10,500,000 (Class A 10,000,000, Class B 500,000) shares authorized at September 30, 2026 and December 31, 2025; 264,756 (Class A 223,722, Class B 41,034) shares issued and outstanding at September 30, 2026 and 267,836 (Class A 226,797, Class B 41,039) shares issued and outstanding at December 31, 2025	3	3
Additional paid-in capital	7,867,670	8,566,854
Accumulated other comprehensive (loss) income	(113,832)	4,973
Retained earnings	6,186,340	6,221,228
Total shareholders' equity	13,940,181	14,793,058
Total liabilities and shareholders' equity	$ 27,385,314	$ 29,671,832

Note: Amounts may not add as presented due to rounding.

38

Q3'26 EARNINGS

Condensed Consolidated Statements of Cash Flows

($ In thousands) (unaudited)

	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Cash flows from operating activities		
Net (loss) income	$ (34,888)	$ 1,927,060
Adjustments to reconcile net (loss) income to net cash provided by operating activities:		
Depreciation and amortization	193,623	117,312
Stock-based compensation expense	719,441	608,958
Deferred income taxes	(11,306)	486,498
Losses (gains) on crypto assets held for operations, net	40,764	(10,077)
Gains on crypto assets held for investment, net	(23,167)	(189,305)
Gains on investments, net	(27,850)	(1,075,198)
Other operating activities, net	94,908	6,830
Changes in operating assets and liabilities:		
Income taxes, net	(65,954)	(142,348)
Crypto assets held for operations	53,418	(75,057)
Other current and non-current assets	(108,248)	10,099
Other current and non-current liabilities	(45,226)	137,915
Net cash provided by operating activities	785,515	1,802,687
Cash flows from investing activities		
Loans originated	(9,891,266)	(8,917,869)
Proceeds from repayment of loans	9,272,941	8,602,605
Business combinations, net of cash and cash equivalents acquired	(22,085)	(665,769)
Purchases of crypto assets held for investment	(217,892)	(690,285)
Dispositions of crypto assets held for investment	43,114	263,685
Purchase of investments	(301,638)	(90,703)
Dispositions of investments	175,944	73,211
Other investing activities, net	(85,047)	(86,289)
Net cash used in investing activities	(1,025,929)	(1,511,414)

Note: Amounts may not add as presented due to rounding.

	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Cash flows from financing activities		
Issuance of common stock upon exercise of stock options, net of repurchases	17,042	76,558
Issuances of convertible senior notes, net	—	2,957,135
Repayment of long-term debt	(1,273,013)	—
Repurchase of common stock	(1,248,804)	—
Purchases of capped calls	—	(224,250)
Customer custodial fund liabilities	(865,121)	(600,398)
Customer collateral received	15,455	116,644
Return of customer collateral	(7,784)	(131,721)
Taxes paid related to net share settlement of equity awards	(303,353)	(308,803)
Proceeds from short-term borrowings	939,113	501,316
Repayments of short-term borrowings	(717,512)	(436,510)
Other financing activities, net	26,864	10,931
Net cash (used in) provided by financing activities	(3,417,113)	1,960,902
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(3,657,527)	2,252,175
Effect of exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	(62,956)	89,868
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of period	16,893,420	15,683,456
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$ 13,172,937	$ 18,025,499
Reconciliation of cash, cash equivalents, and restricted cash and cash equivalents		
Cash and cash equivalents	$ 8,603,791	$ 11,990,355
Restricted cash and cash equivalents - current	89,158	485,031
Restricted cash and cash equivalents in other non-current assets	52,378	—
Customer custodial cash and cash equivalents	4,427,610	5,550,113
Total cash, cash equivalents, and restricted cash and cash equivalents	$ 13,172,937	$ 18,025,499

39

Non-GAAP Financial Measures Adjusted EBITDA In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA, a non-GAAP financial performance measure, is useful information to help investors evaluate our operating performance because it: enables investors to compare this measure and component adjustments to similar information provided by peer companies and our past financial performance; provides additional company-specific adjustments for certain items that may be included in income from operations but that we do not consider to be normal, recurring, operating expenses (or income) necessary to operate our business given our operations, revenue generating activities, business strategy, industry, and regulatory environment; and provides investors with visibility to a measure management uses to evaluate our ongoing operations and for internal planning and forecasting purposes. For example: • We believe it is useful to exclude certain non-cash expenses, such as depreciation and amortization and stock-based compensation, from Adjusted EBITDA because the amounts of such expenses can vary significantly from period to period and may not directly correlate to the underlying performance of our business operations. • We believe it is useful to exclude certain items that we do not consider to be normal, recurring, cash operating expenses and therefore, not reflective of our ongoing business operations. For example, we exclude: (i) other (income) expense, net, as the income and expenses recognized in this line item are not part of our core operating activities and are considered non-operating activities under GAAP, (ii) gains and losses on crypto assets held for investment because such investments are considered primarily long-term holdings, (iii) losses, net of recoveries, directly related to the data theft incident announced on the Current Report on Form 8-K we filed with the SEC on May 15, 2025 (the “Data Theft Incident”), including voluntary customer reimbursements, direct legal costs, and reward payments, if any, in connection with the threat actor’s arrest and conviction, (iv) costs of restructuring, as these costs are associated with discrete organizational changes and are not reflective of our core, ongoing business operations, (v) non-recurring accrued legal contingencies, settlements, and related costs, which reduces cash available to us, and (vi) impairment on crypto assets still held, net, which represents impairment on crypto assets still held and is a non-cash expense, prior to the adoption of Accounting Standards Update (“ASU”) 2023-08. We do not plan on engaging in regular trading of crypto assets, and, as an operating company, our investing activities in crypto are not part of our revenue generating activities, which are primarily based on transactions on our platform and the sales of subscriptions and services. • We believe Adjusted EBITDA is useful to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, interest expense, other (income) expense, net, and provision for (benefit from) income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. Adjusted Net Income (Loss) In addition to our results determined in accordance with GAAP, we believe that Adjusted Net Income (Loss), a non-GAAP financial performance measure, provides useful information to help investors evaluate our operating performance. We believe it is useful to exclude tax- effected gains and losses on crypto assets held for investment from Adjusted Net Income (Loss) because (i) such investments are considered primarily long-term holdings, (ii) we do not plan on engaging in regular trading of crypto assets, and, (iii) as an operating company, our investing activities in crypto are not part of our revenue generating activities, which are based on transactions on our platform and the sales of subscriptions and services. Additionally, we believe it is useful to exclude tax-effected gains and losses on our marketable and strategic investments from Adjusted Net Income (Loss) because such investments are not part of our core operating activities and are considered non-operating activities under GAAP. Adjusted Expenses Adjusted Expenses is defined as the sum of technology and development, sales and marketing, and general and administrative expenses, less amortization of acquired intangible assets. We believe this non-GAAP financial measure provides useful information to help investors evaluate our results of operations excluding amortization of acquired intangible assets, which we do not consider to be normal, recurring, cash operating expenses and which may not directly correlate to the underlying performance of our business operations. Limitations of Non-GAAP Financial Measures We believe that non-GAAP financial measures may be helpful to investors for the reasons noted above. However, non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our disclosure of non-GAAP financial measures as a tool for comparison. Adjusted EBITDA There are a number of limitations related to Adjusted EBITDA rather than net (loss) income, which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations are that Adjusted EBITDA excludes: • provision for (benefit from) income taxes; • interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; • depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future; • stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; • losses directly related to the Data Theft Incident, net of recoveries; • net gains or losses on our crypto assets held for investment; • the impact of the restructuring, which is not related to normal operations but impacted our results in 2023 and 2026; • non-recurring accrued legal contingencies, settlements, and related costs, which reduces cash available to us; • impairment on crypto assets still held, net, which represents impairment on crypto assets still held and is a non-cash expense, prior to the adoption of ASU 2023-08; and • other (income) expense, net, which represents net gains or losses on investments and other financial instruments, and other non-operating income and expense activity. Adjusted Net Income (Loss) There are limitations related to Adjusted Net Income (Loss) rather than net income, which is the nearest GAAP equivalent, including that Adjusted Net Income (Loss) excludes the tax-effected impact of our crypto investment gains/losses and of our marketable and strategic investments gains or losses. Adjusted Expenses There are limitations related to Adjusted Expenses rather than the sum of technology and development, sales and marketing, and general and administrative expenses, including that it excludes amortization of acquired intangible assets, which although non-cash, is an expense related to acquisitions of businesses, which have been and may be significant in the future. Additional Information For more information, including reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents, please see the reconciliation of GAAP to non-GAAP results tables in this presentation. Investors are encouraged to review the related GAAP financial measure and the reconciliations, and not to rely on any single financial measure to evaluate our business. Q3’26 EARNINGS 40

Definitions 41 Q3’26 EARNINGS Key Metrics Key metrics are used to evaluate our business, measure our performance, identify trends affecting our business, and make strategic decisions, which include net revenue, net income, and Adjusted EBITDA. In addition, the company uses MTUs and AOP as key metrics, that are defined below. Monthly Transacting Users: We define a Monthly Transacting User (“MTU”) as a consumer who actively or passively transacts in one or more products on our platform at least once during the rolling 28- day period ending on the date of measurement. MTUs engage in transactions that generate transaction revenue or subscription and services revenue. Revenue-generating transactions include active transactions, such as buying or selling crypto assets or passive transactions such as earning staking rewards and USDC rewards. MTUs also engage in transactions that are non-revenue generating, such as consumers sending and receiving crypto assets between wallets and off-platform accounts on a non-expedited basis. MTUs may overstate the number of unique consumers due to differences in product architecture or user behavior. Assets on Platform: We define Assets on Platform (“AOP”) as the total United States (“U.S.”) dollar equivalent value of crypto assets and payment stablecoins held or managed on behalf of customers in digital wallets on our platform, including our custody services but excluding assets for which the customer holds full or partial keys, calculated based on the market price on the date of measurement. AOP demonstrates the scale of balances held across our suite of products and services, the trust customers place in us to securely store their assets, and the underlying growth of the onchain economy. AOP also represents a monetization opportunity through our products and services, including from trading and the adoption and use of payment stablecoins, staking, custody, and institutional financing, when customers use these assets to engage with these products and services. Other Metrics Coinbase Total Trading Volume: Sum of Crypto Spot Trading Volume, Derivatives Trading Volume, and Stablecoin Volume. Crypto Spot Trading Volume: Total U.S. dollar equivalent value of crypto spot matched trades (excluding Stablecoin Trading Volume) transacted between a buyer and seller through our platform, plus half of the value of trades that we routed off our platform for fulfillment, during the period of measurement. Previously disclosed Trading Volume metric is equivalent to our Crypto Spot Trading Volume plus Stablecoin Trading Volume. Stablecoin Volume: Total U.S. dollar equivalent value of Stablecoin Trading Volume, plus Stablecoin Conversions. Stablecoin Trading Volume: Total U.S. dollar equivalent value of Fiat-Stablecoin and Stablecoin-Stablecoin matched trades transacted between a buyer and seller through our platform, plus half of the value of trades that we routed off our platform for fulfillment, during the period of measurement. Stablecoin Conversions: Primary mint/burn activity from stablecoin transactions routed outside of an exchange order book through our platform during the period of measurement. These represent primary mints/ burns Coinbase facilitates directly with the end customer, not the primary mints/burns with the stablecoin issuer. Derivatives Trading Volume: Sum of Crypto Derivatives Trading Volume and Other Derivatives Trading Volume. Crypto Derivatives Trading Volume: Total U.S. dollar equivalent value of the notional amount of crypto derivatives matched trades transacted between a buyer and seller through our platform during the period of measurement. Note this was previously referred to as “Derivatives Trading Volume” in Q1'26. Other Derivatives Trading Volume: Total U.S. dollar equivalent value of the notional amount of non-crypto derivatives matched trades transacted between a buyer and seller through our platform during the period of measurement. Other Derivatives Trading Volume is not included in Coinbase Crypto Trading Volume Market Share. Crypto Asset Volatility: Our internal measure of crypto asset volatility in the market relative to prior periods. The volatility is based on intraday returns of a volume-weighted basket of all assets listed on our platform. These returns are used to compute the basket’s intraday volatility which is then scaled to a daily window. These daily volatility values are then averaged over the applicable time period as needed. Coinbase Total Crypto Trading Volume: Crypto Spot Trading Volume, Crypto Derivatives Trading Volume, and Stablecoin Volume. Equivalent to Total Trading Volume excluding Other Derivatives Trading Volume. Total Market Crypto Trading Volume: Total U.S. dollar equivalent value of all matched crypto spot, stablecoin, and crypto derivative trading volumes across exchanges defined in our proprietary competitor set, plus Stablecoin Conversions during the period of measurement, based on data obtained from CoinDesk Data, CoinMetrics, Dune, and Tardis. Total Market Crypto Trading Volume may exclude stablecoin conversions not captured in publicly reported exchange volumes, which may affect comparability across venues.

Definitions 42 Q3’26 EARNINGS Total Market Crypto Spot Trading Volume: Total U.S. dollar equivalent value of all matched crypto spot and stablecoin trading volumes across exchanges defined in our proprietary competitor set, based on data obtained from CoinDesk Data, CoinMetrics, Dune, and Tardis. Total Market Crypto Derivatives Trading Volume: Total U.S. dollar equivalent value of all matched crypto derivative trading volumes across exchanges defined in our proprietary competitor set during the period of measurement, based on data obtained from CoinDesk Data, CoinMetrics, Dune, and Tardis. Coinbase Crypto Trading Volume Market Share: Coinbase Total Crypto Trading Volume divided by Total Market Crypto Trading Volume. Crypto Derivatives Trading Volume Market Share: Crypto Derivatives Trading Volume divided by Total Market Crypto Derivatives Trading Volume. U.S. Crypto Spot Trading Volume Market Share: U.S. Crypto Spot Trading Volume Market Share is defined as U.S. Crypto Spot Trading Volume plus U.S. Stablecoin Volume divided by U.S. Market Crypto Spot Trading Volume. U.S. Crypto Spot Trading Volume: U.S. Crypto Spot Trading Volume is the total U.S. dollar equivalent value of crypto spot matched trades (excluding Stablecoin Trading Volume) transacted between a buyer and seller through our U.S. platform, plus half of the value of trades that we routed off our platform for fulfillment, during the period of measurement. U.S. Stablecoin Volume: U.S. Stablecoin Volume is the total U.S. dollar equivalent value of Stablecoin Trading Volume plus Stablecoin Conversions transacted through our U.S. platform. U.S. Market Crypto Spot Trading Volume: U.S. Market Crypto Spot Trading Volume is defined as the total U.S. dollar equivalent value of all matched crypto spot and stablecoin trading volumes across U.S. exchanges defined in our proprietary competitor set, plus Stablecoin Conversions transacted through our U.S. platform during the period of measurement, based on data obtained from CoinDesk Data, CoinMetrics, Dune, and Tardis. Average Borrow/Lend Balances: U.S. dollar equivalent value of the sum of the average loans outstanding through our Borrow product and the average lend balances through our Lend product in the relevant period. Borrow/Lend products are powered by onchain DeFi protocols accessible in the Coinbase app. Average Daily Loan Book Balance: U.S. dollar equivalent of daily market value of loan balances including crypto loans, margin loans, trade financing, and portfolio margin averaged over a period of measurement. Paid Coinbase One Subscribers: Total users with an active subscription to Coinbase One at the end of the period of measurement, and is not part of a time limited free trial. Average USDC Market Capitalization: Average of each day's market capitalization (end of day) of USDC over the period of measurement, based on data obtained from CoinDesk Data, CoinMarketCap, and CoinGecko. Average USDC Held in Coinbase Products: Corporate USDC balances and USDC held on behalf of customers in eligible Coinbase products. AOP as a % of Total Crypto Market Capitalization: Assets on Platform divided by Total Crypto Market Capitalization. Assets on Platform: Total U.S. dollar equivalent value of crypto assets and payment stablecoins held or managed on behalf of customers in digital wallets on our platform, including our custody services but excluding assets for which the customer holds full or partial keys, calculated based on the market price on the date of measurement. Total Crypto Market Capitalization: Total U.S. dollar equivalent value market capitalization of substantially all publicly tradable crypto assets and stablecoins on the last day of the quarter, based on data obtained from CoinDesk Data, CoinMarketCap, and CoinGecko. Average Crypto Market Capitalization: Average U.S. dollar equivalent value of each day's market capitalization (end of day) of substantially all publicly tradable crypto assets and stablecoins over the period of measurement, based on data obtained from CoinDesk Data, CoinMarketCap, and CoinGecko.